EXHIBIT 4.7


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS") , AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT BY REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UPON THE ISSUANCE TO THE ISSUER OF A FAVORABLE OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE A VIOLATION OF THE 1933 ACT AND THE STATE ACTS.

                                                                New York, N.Y.
                                                                July 17, 1998

                                     WARRANT

                                   to Purchase

                                    1,250,000

                                     Shares

                                       of

                    Common Stock (par value $0.01 per share)

                                       of

                            MEDE AMERICA CORPORATION

       at a price per share equal to the Warrant Price (as defined herein)

                  MEDE AMERICA CORPORATION., a Delaware corporation (the "Issuer"), certifies that, for value received, MEDIC COMPUTER SYSTEMS, INC., a North Carolina corporation, or an affiliated entity (collectively, the "Investor"), is entitled to purchase, until the close of business on the Termination Date (as defined in Section 1) 1,250,000 shares of common stock, par value $0.01 per share, of the Issuer (the "Common Stock") at a price per share equal to the Warrant Price (as defined in Section 1); subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

                  1. Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Investment Agreement, dated as of July 17, 1998, between the Issuer and the Investor (the "Investment Agreement"). The following terms shall have the following meanings:

                           "affiliate"  shall have the meaning ascribed to it in
                  Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

                           "Average  Market Price" shall mean the average of the
                  daily reported closing sales prices, regular way, per share of the Common Stock on the Nasdaq National Market ("Nasdaq"), or if the Common Stock is not principally traded on Nasdaq, such other market on which the Common Stock is listed or principally traded, for the ten (10) days prior to the date of determination; provided that if the Common Stock is not traded on any market or exchange, the "Average Market Price" shall mean the fair market value of the Common Stock as determined by an independent investment banking firm mutually acceptable to the Issuer and the Investor, the costs of which determination shall be borne equally by the Issuer and the Investor.

                           "Change of Control"  shall have occurred when (a) any
                  person or group of affiliated persons shall have acquired, directly or indirectly, beneficial ownership of thirty-five percent (35%) or more of the then outstanding voting shares or share equivalents of the Issuer, provided that none of such persons and no combination of such persons and their respective affiliates beneficially owns thirty-five percent (35%) or more of the outstanding voting shares or share equivalents of the Issuer as of the date of this Warrant; or
                  (b) any person or group of affiliated persons[2] commences a tender offer or an exchange offer for thirty-five percent (35%) or more of the outstanding voting shares or share equivalents.

                           "Final Date" shall mean March 31, 1999.

                           "IPO"  shall mean an initial  public  offering by the
                  Issuer of the Common Stock.

                           "Processing  Agreement"  shall  mean the  Transaction
                  Processing Agreement, dated the date hereof, between the Issuer and the Investor.

                           "Termination  Date"  shall mean (a) in the event that
                  the IPO has been completed by the Final Date, July 17, 2003, and (b) in the event that the IPO has not been completed by the Final Date, July 17, 2005; provided, that in the event that the Processing Agreement is terminated by the Issuer pursuant to clause (iv), (vi) or (viii) of Section 18(a) thereof, then notwithstanding anything to the contrary contained herein, the "Termination Date" shall be the date of termination of the Processing Agreement, and thereafter this Warrant shall be void and of no effect..

                           "Transaction"  shall  mean a  merger,  consolidation,
                  sale of all or substantially all of the Issuer's assets, recapitalization of the Common Stock or other similar transaction, in each case if the previously outstanding Common Stock is acquired for cash or changed into or exchanged for different securities of the Issuer or changed into or exchanged for common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of any of the foregoing.

                           "Warrant  Price" shall mean (a) in the event that the
                  IPO has been completed by the Final Date, the price per share at which the Issuer's shares were sold to the public pursuant to such IPO, and (b) in the event that the IPO has not been completed by the Final Date, $8.00, subject in either case to the adjustments set forth in Section 6 hereof.

                  2. Exercisability of Warrant. (a) Subject to the terms and conditions set forth herein, this Warrant may be exercised (i) with respect to up to 50% of the shares of Common Stock subject to this Warrant, at any time on or after July 17, 1999, and before the Termination Date, and (ii) with respect to the remaining shares of Common Stock subject to this Warrant, at any time on or after July 17, 2000, and before the Termination Date, by presentation and surrender of this Warrant as specified in Section 3 below.

                           (b)  Notwithstanding  anything in this Warrant to the
contrary, in the event of a Change of Control, this Warrant shall be immediately exercisable with respect to all of the shares of Common Stock subject to this Warrant, and shall be exercisable at any time before the Termination Date; provided that in the event of a Change of Control specified in clause (b) of the definition of "Change of Control," if the tender or exchange offer is not consummated, the Issuer and the Investor will take such action that is reasonably necessary (including, without limitation, refunding to the Investor an amount equal to the payment made pursuant to Section 3(a)(i)) to exchange the shares of Common Stock issued upon exercise of the Warrant pursuant to this
Section 2(b) for a warrant identical to this Warrant.

                  3.       Method of Exercise; Payment; Issuance of New Warrant.

                           (a) This Warrant may be exercised by the Investor, in
whole or in part, subject to the provisions of Section 2, by the surrender of this Warrant, with the form of subscription at the end hereof (or a reasonable facsimile thereof) (the "Subscription Notice") duly executed by the Investor, to the Issuer at its principal office, and by (i) the payment to the Issuer of the then applicable Warrant Price of the Common Stock being purchased or (ii) notification of Cashless Exercise by the Investor as provided in Section 3(d) below.

                           (b) Each  exercise of this Warrant shall be deemed to
have been effected immediately prior to the close of business on the business day on which this Warrant shall have been surrendered to the Issuer as provided in this Section 3, and at such time the Investor shall be deemed to have become the holder of record thereof.

                           (c)  In  the  event  of any  exercise  of the  rights
represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered at the Issuer's expense (including the payment by the Issuer of any applicable issuance taxes) to the Investor within five (5) business days after the rights represented by this Warrant shall have been so exercised, and unless this Warrant has expired, a new Warrant of like tenor representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the Investor within such time.

                           (d) Upon any exercise of this  Warrant,  the Investor
may, at its option, instruct the Issuer, by appropriate designation in the Form of Subscription accompanying the surrender of this Warrant at the time of such exercise, to apply to the payment of the aggregate Warrant Price to be paid upon such exercise such number of shares of Common Stock otherwise issuable to the Investor upon such exercise as shall be specified in such Form of Subscription, in which case an amount equal to the excess of the aggregate Average Market Price of such specified number of shares of Common Stock on the date of such exercise over the portion of the aggregate Warrant Price to be paid upon such exercise which is attributable to such specified number of shares of Common Stock shall be deemed to have been paid to the Issuer and the number of shares of Common Stock issuable upon such exercise shall be reduced by such specified number (a "Cashless Exercise").

                  4. Stock Fully Paid; Reservation of Shares. The Issuer covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all liens. The Issuer further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Issuer will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, at least the maximum number of shares of its Common Stock as are then issuable upon the exercise of the rights represented by this Warrant. The Issuer further agrees that it will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Issuer. Without limiting the generality of the foregoing, the Issuer agrees that before taking any action that would cause an adjustment reducing the Warrant Price below the then par value of Common Stock issuable upon exercise hereof, the Issuer will from time to time take all such action necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of such Common Stock at the Warrant Price as so adjusted.

                  5. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares, the Issuer shall make a cash payment therefor upon the basis of the Average Market Price of the Common Stock.

                  6. Antidilution Provisions. The number and price of shares of Common Stock receivable upon the exercise of this Warrant is subject to adjustment upon the happening of certain events specified in this Section 6. The holder of this Warrant shall, upon exercise hereof, be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 6) be issuable upon such exercise by a fraction of which (A) the numerator is the Warrant Price specified in Section 1 (but without giving effect to any adjustments) and (B) the denominator is the Warrant Price in effect at the time of such exercise. The price to be paid for each such share of Common Stock by the Investor shall be the Warrant Price as adjusted pursuant to this Section 6, provided that the price paid by the holder for any shares of Common Stock upon exercise of this Warrant shall never be less than the par value per share of the Common Stock, and provided further that in no event will any adjustments made pursuant to this Section 6 cause any increase or decrease the aggregate price to be paid for all shares of Common Stock subject to this Warrant. The Warrant Price shall be subject to adjustment as follows:

                           (a) Stock Dividends, Stock Splits, Etc. If the Issuer
at any time or from time to time after the date hereof shall issue additional shares of Common Stock as a result of the declaration or payment of a dividend on the Common Stock payable in Common Stock, or as a distribution to holders of Common Stock, or as a result of a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock), then, and in each such case, the Warrant Price then in effect shall be reduced, concurrently with the issuance of such shares, to a price (calculated to the nearest cent) determined by multiplying such Warrant Price by a fraction
(i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance of additional shares of Common Stock, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issuance, provided that, for purposes of this Section 6(a), (x) additional shares of Common Stock shall be deemed to have been issued (A) in the case of any such dividend or distribution, immediately after the close of business on and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issuance, provided that, for purposes of this
Section 6(a), (x) additional shares of Common Stock shall be deemed to have been issued (A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution or (B) in the case of any such subdivision, at the close of business on the date immediately prior to the day upon which such corporate action becomes effective,
(y) immediately after any additional shares of Common Stock are deemed to have been issued, such additional shares of Common Stock shall be deemed to be outstanding, and (z) treasury shares shall be deemed not to be outstanding.

                           (b) Extraordinary Dividends and Distributions. If the
Issuer shall distribute to all holders of its outstanding Common Stock evidences of indebtedness of the Issuer, cash (other than a cash distribution made as a dividend payable or to be payable at regularly scheduled intervals and payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the State of Delaware, but only to the extent that the aggregate of all such dividends paid or declared after the date hereof does not exceed the consolidated net income of the Issuer earned subsequent to the date hereof, as determined in accordance with generally accepted accounting principles, consistently applied) or assets or securities other than its Common Stock (including stock of a subsidiary or securities convertible into or exercisable for such stock but excluding dividends or distributions referred to in Section 6(a) above) (any such evidences of indebtedness, cash, assets or securities, the "assets or securities"), then, in each case, the Warrant Price shall be adjusted by subtracting from the Warrant Price then in effect the value of the assets or securities that the holder would have been entitled to receive as a result of such distribution had the Warrant been exercised and the relevant shares of Common Stock issued in the name of the holder immediately prior to the record date for such distribution; provided that if, after giving effect to such adjustment, the Warrant Price would be less than the then par value of the Common Stock, the Issuer shall distribute such assets or securities to the holder as if the holder had exercised the Warrant and the shares of Common Stock had been issued in the name of the holder immediately prior to the record date for such distribution. Any adjustment required by this Section 6(b) shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                           (c)  Combinations,  Etc. If the Issuer at any time or
from time to time after the date hereof shall combine or consolidate the outstanding shares of Common Stock, by reclassification or otherwise, into a lesser number of shares of Common Stock, then, and in each such case, the Warrant Price then in effect shall be increased, concurrently with the effectiveness of such combination or consolidation, to a price (calculated to the nearest one cent) determined by multiplying such Warrant Price by a fraction
(i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the effectiveness of such combination or consolidation and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such effectiveness, provided that, for purposes of this Section 6(c), (x) such combination or consolidation shall be deemed to have occurred at the close of business on the date immediately prior to the day upon which such combination or consolidation becomes effective and (y) treasury shares shall be deemed not to be outstanding.

                           (d) Issuance of Additional Shares of Common Stock. In
case the Issuer at any time or from time to time after the date hereof shall issue or sell additional shares of Common Stock ("Additional Shares") for a consideration per share less than 90% of the Average Market Price (or if the IPO has not occurred by the time of determination, less than the Warrant Price) in effect on the earlier of (i) the date on which the Issuer enters into a firm contract for the issuance and sale of such Additional Shares (unless such contract specifies that the sale price for such Additional Shares will be determined at a later date, then such later date shall apply to this clause (i)) or (ii) the date of actual issuance or sale of such Additional Shares, then, in each such case, the Warrant Price in effect immediately prior to such date shall be reduced, concurrently with such issuance or sale, to a price (calculated to the nearest one cent) determined by multiplying such Warrant Price by a fraction
(x) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received by the Issuer for the total number of such Additional Shares so issued or sold would purchase at such Average Market Price or Warrant Price, as the case may be, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, provided that (a) treasury shares shall not be deemed to be outstanding for purposes of this
Section 6(d) and (b) the shares of Common Stock then issuable pursuant to the terms of this Warrant shall be deemed to be outstanding immediately prior to and after such issue or sale. Notwithstanding anything contained herein to the contrary, no adjustment to the Warrant Price shall be made pursuant to this Section 6(d) following the issuance of Additional Shares pursuant to (I) Section 6(a) hereof, (II) the exercise of any options or issuance of any shares under any options or purchase or other rights that are outstanding on or prior to the date hereof and that were issued pursuant to any of the Issuer's employee stock option, appreciation or purchase right plans,
(III) the exercise of any options or purchase or other rights or the issuance of any shares under any options or rights that are granted after the date hereof, whether in accordance with the terms of any of the Issuer's employee stock option, appreciation or purchase right plans or otherwise, so long as the exercise price of any such option, warrant, subscription or purchase right is not less than the Average Market Price on the date that such grant is approved by the Issuer's Board of Directors or a duly authorized committee thereof or, if later, the date that such exercise price is established, (IV) the exercise of any other options, warrants or other subscription or purchase rights outstanding on or prior to the date hereof, including without limitation, this Warrant, (V) the exercise of any conversion or exchange rights outstanding on or prior to the date hereof issued by the Issuer, (VI) the exercise of any conversion or exchange rights issued by the Issuer after the date hereof, so long as the conversion or exchange price is not less than the Average Market Price on the date that such issuance is approved by the Board of Directors or a duly authorized committee thereof or, if later, the date that such conversion or exchange price is established or (VII) the issuance or sale of Additional Shares pursuant to a firmly underwritten public offering of such shares.

                           (e)  Accountants'  Report as to Adjustments.  In each
case of any adjustment or readjustment in the Warrant Price, the Issuer at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and, upon the reasonable request of the holder of this Warrant, cause independent public accountants of recognized national standing selected by the Issuer (which may be the regular auditors of the Issuer) to verify such computation and prepare a calculation setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (i) the number of shares of Common Stock outstanding or deemed to be outstanding and (ii) the Warrant Price in effect immediately prior to such adjustment or readjustment and as adjusted and readjusted (if required by Section 6) on account thereof. The Issuer will forthwith mail a copy of each such report to the holder of this Warrant. The Issuer will also keep copies of all such reports at its principal office, and will cause the same to be available for inspection at such office during normal business hours by any holder of this Warrant.

                           (f) No Dilution or  Impairment.  The Issuer will not,
by amendment of its Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Investor against dilution, or to accord to the Investor the protections against dilution, as provided herein. Without limiting the generality of the foregoing, the Issuer (i) will not permit the par value of any shares of Common Stock receivable upon the exercise of any Warrant to be increased to an amount that exceeds the amount payable therefor upon such exercise, (ii) will take all such action as may be necessary or appropriate in order that the Issuer may validly and legally issue fully paid and nonassessable shares upon the exercise of this Warrant from time to time and (iii) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issuable after such action upon the exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Issuer's Certificate of Incorporation and available for the purpose of issue upon such exercise.

                           (g) Additional  Reductions.  The Issuer may make such
reductions in the Warrant Price, in addition to those required by Sections 6(a),
(b), (c) and (d) hereof, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                  7. Preemptive Rights. If at any time after the date of this Warrant but prior to the IPO the Issuer shall propose to sell or issue for cash in a transaction, the principal purpose of which is to raise capital, any equity securities or options, warrants (other than the Warrant being issued on the date hereof), rights or other securities exercisable for or convertible into equity securities of the Issuer, the Issuer shall offer to sell or issue to the holder of this Warrant, on the same terms and condi tions as the proposed sale or issuance, the respective numbers of such securities which, if all such securities were purchased, would result in the holder of this Warrant and its affiliates holding that percentage of such securities equal to the percentage of Common Stock on a fully diluted basis owned by such holder and its affiliates immediately prior to such sale or issuance. In the event the Issuer proposes to issue two or more securities as a unit, the preemptive rights available under this Section 7 may only be exercised to purchase such units. The Issuer shall deliver to the holder of this Warrant a written notice (a "Purchase Notice") of a proposed sale pursuant to this Section 7 no later than 10 days prior to the proposed closing thereof. Such notice shall make reference to the holders' rights hereunder and shall describe in reasonable detail (i) the total amount of equity securities to be sold and
(ii) the terms and conditions of the purchase, including the consideration to be paid therefor. The holder of this Warrant shall exercise its right to participate in the purchase of equity securities pursuant to this Section 7 by delivering to the Issuer a written notice (a "Subscription Response") stating its election to do so and specifying the amount of equity securities it will purchase no later than 30 days after receipt of the Purchase Notice. Failure to provide a Subscription Response in such 30-day period shall be deemed to constitute an election by such holder not to participate, and the holder's right to elect to purchase equity securities in connection with the proposed sale shall terminate at the end of the thirtieth day.

                  8. Exercise of Warrant in the Event of a Consolidation, Merger, Sale of Assets, Reorganization, Etc.

                  (a) In case at any time the Issuer shall be a party to any Transaction, then (i) upon the consummation thereof this Warrant shall become exercisable with respect to all shares of Common Stock covered hereby (whether or not it has otherwise become exercisable with respect to such shares pursuant to Section 2) and shall be deemed to have been exercised by the Investor without any act on the part of the Investor and without any obligation on the part of the Investor to pay the exercise price until presentation of this Warrant pursuant to clause (ii) below, and (ii) this Warrant shall represent the right of the Investor to receive (upon presentation of this Warrant on or within twenty (20) days after the date of such consummation together with payment of the aggregate exercise price payable at the time of such consummation in accordance with Section 3 for all shares of Common Stock issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock issuable upon exercise of this Warrant prior to such consummation, the cash, securities and other property to which the Investor would have been entitled upon the consummation of the Transaction if the Investor had exercised this Warrant immediately prior thereto.

                  (b) The Issuer will not effect any Transaction unless, prior to the consummation thereof, each corporation or entity (other than the Issuer) which may be required to deliver any cash, securities or other property upon the exercise of this

Warrant as provided herein shall assume, by written instrument delivered to the Investor, the obligation to deliver to the Investor such cash, securities or other property as, in accordance with the foregoing provision, the Investor may be entitled to receive.

                  9. Notices of Corporate Action. In the event of any anticipated (i) taking by the Issuer of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution on such securities, or (ii) Transaction, or (iii) voluntary or involuntary dissolution, liquidation or winding-up of the Issuer, the Issuer will mail to the holder of this Warrant a notice specifying (A) the date or expected date on which any such record is to be taken for the purpose of such dividend or distribution or (B) the date or expected date on which any such Transaction, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such Transaction, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified, in the case of any date referred to in the foregoing clause (A), and at least ten (10) days prior to the date therein specified, in the case of the date referred to in the foregoing clause (B).

                  10. Amendments and Waivers. Any term of this Warrant may be amended or modified or the observance of any term of this Warrant may be waived (either generally or in a particular instance) only with the written consent of the Issuer and the holder of this Warrant.

                  11. Successors and Assigns; Transfers. The provisions of this Warrant shall be binding upon and inure to the benefit of the original holder hereof, its successors and assigns by way of merger, consolidation or operation of law, and any affiliate of the Investor to whom this Warrant is transferred. This Warrant shall not be transferable by the Investor except to any affiliate of the original holder hereof, or otherwise by way of merger, consolidation or operation of law.

                  12. Exchange of Warrant. Upon surrender for exchange of this Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Issuer, the Issuer at its expense will issue and deliver to or upon the order of the Investor a new Warrant or Warrants of like tenor, in the name of the Investor or, subject to Section 11 above, as the Investor (upon payment by the Investor of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face of this Warrant.

                  13. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Issuer of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, upon delivery of an indemnity bond in such reasonable amount as the Issuer may determine (or, in the case of any Warrant held by the original holder hereof or any affiliate thereof, of an affidavit of an authorized officer of such holder, setting forth the fact of such loss, theft or destruction, which shall be satisfactory evidence thereof and no further indemnity shall be required as a condition of the execution and delivery of a new Warrant), or, in the case of any such mutilation, upon the surrender of such Warrant for cancellation to the Issuer at its principal office, the Issuer at its expense will execute and deliver, in lieu thereof, a new Warrant, of like tenor. Any Warrant in lieu of which any such new Warrant has been so executed and delivered by the Issuer shall not be deemed to be an outstanding Warrant for any purpose.

                  14. Remedies. The Issuer stipulates that the remedies at law of the holder of this Warrant in the event of any default by the Issuer in the performance of or in compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise without the requirement of the posting of a bond.

                  15. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Issuer (except to the extent that shares of Common Stock are issued to such holder pursuant to this Warrant) or as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Issuer, whether such liabilities are asserted by the Issuer or by creditors or stockholders of the Issuer or otherwise.

                  16. Notices. All notices and other communications under this Warrant shall be in writing and shall be mailed by registered or certified mail, return receipt requested, or by facsimile transmission, addressed (a) if to the holder, at the registered address or the facsimile number of such holder as set forth in the register kept at the principal office of the Issuer, and (b) if to the Issuer, to the attention of the Secretary at its principal office, or to its facsimile number, Attention: Secretary, provided that the exercise of any Warrant shall be effected in the manner provided in
Section 2.

                  17. Legends. The shares of Common Stock issuable pursuant to the terms of this Warrant shall contain the legend set forth in Section 3.4(d) of the Investment Agreement.

                  18. Miscellaneous. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  DATED as of July 17, 1998.

                                            MEDE AMERICA CORPORATION

                                            By:
                                               --------------------------
                                               Name:
                                                    ---------------------
                                               Title:
                                                    ---------------------

                              FORM OF SUBSCRIPTION

                [To be signed only upon exercise of the Warrant]

TO MEDE AMERICA CORPORATION

                  The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _________* shares of Common Stock of MEDE AMERICA CORPORATION and herewith makes payment of $______ therefor or elects a Cashless Exercise **, and requests that the certificates for such shares be issued in the name of, and delivered to, ________________________________, whose address is ________________________________________________________________.


Dated:  _________________

                                                -----------------------------
                                                (Signature must conform in all
                                                respects to name of holder as
                                                specified on the face of the
                                                Warrant)


                                                -----------------------------
                                                   (Address)

--------------------
* Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional shares of the Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions referred to in the Warrant, may be deliverable upon exercise. In the case of a partial exercise, a new Warrant or

         Warrants will be issued and delivered, representing the unexercised portion of such Warrant, all as provided in the Warrant.

** Indicate here the election of a Cashless Exercise of the Warrant pursuant to _______.

                               FORM OF ASSIGNMENT

                [To be signed only upon transfer of the Warrant]

                  For value received, the undersigned hereby sells, assigns and transfers unto _____________________________________ the rights represented by the within Warrant to purchase _______ shares of Common Stock of MEDE AMERICA CORP. to which the within Warrant relates, and appoints __________________________________ Attorney to transfer such rights on the books of MEDE AMERICA CORP. with full power of substitution in the premises.


Dated:  _________________

                                               ------------------------------
                                               (Signature must conform in all
                                               respects to name of holder as
                                               specified on the face of the
                                               Warrant)

                                               ------------------------------
                                                     (Address)

Signed in the presence of:


-------------------------------